EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS SECOND QUARTER RESULTS

2nd QUARTER 2007 HIGHLIGHTS

•	Assets Reach Record $4.4 Billion
•	Loans Increase 20% Linked-Quarter
•	16% Growth in Deposits Linked-Quarter
•	Larimer Bank of Commerce (CO) Opens
•	Eleven De Novo Applications Pending

LANSING, Mich. and PHOENIX, Ariz.: July 19, 2007: Capitol Bancorp Limited (NYSE: CBC) today reported second quarter 2007 net income approximating $6.3 million compared to $10.3 million in the second quarter of 2006.  Basic and diluted earnings per share (EPS) were both $0.37 for the second quarter of 2007, compared to $0.65 and $0.63, respectively, for the second quarter of 2006.  Consolidated assets approximated $4.4 billion at June 30, 2007, a 19 percent increase when compared to $3.7 billion a year ago. Total portfolio loans approximated $3.8 billion, also increasing 19 percent year-over-year, when compared to the approximate $3.2 billion reported at June 30, 2006, and reflecting 20 percent growth, annualized, on a linked-quarter basis.  Total deposits, exceeding $3.5 billion, reflect an 18 percent increase over the approximate $3.0 billion reported in 2006.

Capitol Bancorp’s Chairman and CEO Joseph D. Reid said, “Although we continue to experience a difficult economy in the Great Lakes Region, Capitol Bancorp has implemented measures necessary to address these challenges.  The disappointing bank performance and related earnings contribution through the first two quarters of 2007 in the Great Lakes Region reinforces our strategic objective to continue to develop our community bank network nationally to provide greater geographic diversification.”

“Our significant development efforts throughout 2007 reflect the confidence that we have in our model.  We are encouraged by the steps taken to provide greater geographic diversity that will offer increased earnings stability for the company and our shareholders.  Our model of selecting a local president with an independent local board of directors allows us to selectively identify the leadership of our affiliates and their market area.  Continuing with the plans for expansion into new regions as well as additional growth opportunities in existing regions will serve to strengthen and stabilize Capitol Bancorp’s core earnings profile.”

During the second quarter of 2007, Larimer Bank of Commerce, in Fort Collins, Colorado was opened as an affiliate of Capitol Bancorp.  Additionally, earlier this week Capitol Bancorp opened an affiliate bank in Issaquah, Washington, its fourth in that state.  These recent additions join the de novo affiliates opened earlier this year in California and Washington.  In addition, eleven applications are currently pending to establish community banks in the states of Arizona, California, Colorado, Missouri, Nebraska, New York, North Carolina, Oregon, and Texas.  The Corporation’s capital base of approximately $668 million, representing more than 15 percent of consolidated total assets, supports the current network of 53 affiliate banks while providing a solid foundation for the Corporation’s plans for future growth.

Quarterly Performance
Consolidated net operating revenues grew 5 percent to $51.4 million for the second quarter of 2007 compared with $49.1 million for the second quarter of 2006, aided by 7 percent growth in fee income.  The net interest margin was 4.53 percent, compared to 4.67 percent reported in the first quarter of 2007 and 5.17 percent reported for the second quarter of 2006.  While the Corporation’s average earning assets expanded approximately 19 percent from a year ago, to more than $4 billion, Capitol Bancorp felt the effects of continued margin compression.  Contributing factors were a flat-to-inverted yield curve, intense pricing competition at a time when robust loan growth outpaced the generation of traditional core funding sources, and the issuance of approximately $55 million of trust preferred financing near the end of the first quarter to support the current pace of bank development.

Net income for the quarter approximated $6.3 million, a decrease from $10.3 million reported in the second quarter of 2006.  Bank performance and related earnings contribution of the Corporation’s mature banks in its Great Lakes Region was the major reason for the earnings decrease.  Operating expenses increased 15 percent year-over-year, a result of the continued support and reinforcement of business development efforts at Capitol’s existing banks and nonbank affiliates in tandem with the Corporation’s active bank development campaign.  Historically, it is not uncommon for Capitol Bancorp to report negative operating leverage in the early stages of vibrant de novo development.  Diluted earnings per share of $0.37 decreased from $0.63 reported in the second quarter of 2006.  Increased provisions for loan losses (at approximately two-times net charge-offs both for the second quarter and six-month period) tied primarily to the soft Michigan economy, coupled with an 8 percent increase in the Corporation’s outstanding share count year-over-year, were also contributing factors to the decline in earnings per share.

Six Month Performance
Comparable to the challenges noted in Capitol Bancorp’s quarterly performance, modest revenue growth (an increase of 6 percent to nearly $102 million for the six months ended June 30, 2007, when compared to the year-ago period) was offset by the costs attributable to the Corporation’s expanding national franchise.  Diluted earnings per share of $0.73 for the first half of 2007 decreased from the $1.24 reported last year.  Bank performance and related earnings contribution of the Corporation’s mature banks in its Great Lakes Region was the major reason for the earnings decrease.

Balance Sheet
The Corporation’s equity-to-asset ratio was 8.74 percent at June 30, 2007, up slightly compared to the 8.55 percent reported at June 30, 2006.  The total capital-to-asset ratio was 15.05 percent at June 30, 2007, an increase from the 14.40 percent reported a year ago as total capital resources exceeded $668 million.

Net charge-offs at 0.18 percent of average portfolio loans outstanding for the second quarter of 2007 declined from the previous quarter’s 0.26 percent and were up slightly from 0.14 percent in the corresponding period of 2006.  The ratio of nonperforming assets to total assets percent was 1.17 percent at June 30, 2007 compared to the 1.08 percent reported at the end of the preceding quarter, and the allowance coverage ratio of nonperforming loans was 118 percent at June 30, 2007.  With commercial real estate often serving as the primary source of collateral and security for most affiliate bank loans, resolution timetables for nonperforming loans can be extended due to state-specific redemption laws as well as market conditions for sale of real estate.  Consequently, while nonperforming loan and asset ratios at Capitol Bancorp may increase, historically net charge-off levels have been contained.

“Despite the first half challenges,” said Reid, “we remain focused on selective national growth.  A little more than 10 years ago the Corporation had approximately 95 percent of its banking assets located in Michigan, as the Corporation launched its geographic diversification efforts with its first bank in Arizona.  In addition, the very revenue challenges being faced by the Corporation’s more seasoned and, accordingly, wholly-owned banks reinforces its existing efforts to further diversify both its geographic sources and product mix of revenue generation.  Today, Capitol Bancorp has operations in 14 states, spanning multiple regions.  As a result, less than 47 percent of Capitol’s banking assets now reside in the Great Lakes Region.  In addition, traditional margin-related revenue is being augmented by additional fee income sources, particularly the developing platform of our wealth management affiliate.  With eleven de novo applications pending, we remain committed to our strategic objectives.”

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.4 billion national community bank development company, with a network of more than 50 separately chartered banks and bank operations in 14 states. It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2007	2006		2007	2006

Condensed statements of operations:
Interest income	$81,254	$68,196		$159,093	$131,293
Interest expense	35,712	24,559		68,870	46,303
Net interest income	45,542	43,637		90,223	84,990
Provision for loan losses	3,990	2,815		7,922	5,271
Noninterest income	5,843	5,456		11,428	10,566
Noninterest expense	42,214	36,614		84,037	68,446
Income before income taxes	8,644	13,831		16,679	28,165

Net income	$6,298	$10,267		$12,569	$20,220

Per share data:
Net income - basic	$0.37	$0.65		$0.75	$1.29
Net income - diluted	0.37	0.63		0.73	1.24
Book value at end of period	22.48	19.95		22.48	19.95
Common stock closing price at end of period	$27.33	$38.95		$27.33	$38.95
Common shares outstanding at end of period	17,256,000	15,958,000		17,256,000	15,958,000
Number of shares used to compute:
Basic earnings per share	16,961,000	15,706,000		16,829,000	15,674,000
Diluted earnings per share	17,184,000	16,412,000		17,222,000	16,355,000

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2007	2007	2006	2006	2006
Condensed statements of financial position:
Total assets	$4,439,279	$4,254,526	$4,065,816	$3,855,633	$3,722,642
Portfolio loans	3,801,773	3,620,981	3,488,678	3,307,222	3,196,209
Deposits	3,523,346	3,392,035	3,258,485	3,114,206	2,987,606
Stockholders' equity	387,917	381,992	361,879	327,791	318,308
Total capital	$668,067	$661,650	$589,426	$542,734	$535,898

Key performance ratios:
Return on average assets	0.58%	0.61%	1.16%	1.14%	1.13%
Return on average equity	6.54%	6.74%	13.30%	13.36%	13.03%
Net interest margin	4.53%	4.67%	4.82%	5.08%	5.17%
Efficiency ratio	82.15%	83.20%	70.30%	68.77%	74.58%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.30%	1.30%	1.30%	1.37%	1.36%
Total nonperforming loans / portfolio loans	1.10%	1.02%	0.98%	0.90%	0.87%
Total nonperforming assets / total assets	1.17%	1.08%	1.08%	0.99%	0.91%
Net charge-offs (annualized) / average portfolio loans	0.18%	0.26%	0.38%	0.19%	0.14%
Allowance for loan losses / nonperforming loans	118.28%	128.00%	132.50%	151.05%	156.12%

Capital ratios:
Stockholders' equity / total assets	8.74%	8.98%	8.90%	8.50%	8.55%
Total capital / total assets	15.05%	15.55%	14.50%	14.08%	14.40%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include expressions such as "expects", "intends", "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events.  Actual results could materially differ from those presented due to a variety of internal and external factors.  Actual results could materially differ from those contained in, or implied by, such statements.  Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
INTEREST INCOME:
Portfolio loans (including fees)	$77,178	$64,577	$150,702	$124,720
Loans held for sale	390	739	1,336	1,262
Taxable investment securities	193	244	401	507
Federal funds sold	3,109	2,010	5,653	3,828
Other	384	626	1,001	976
Total interest income	81,254	68,196	159,093	131,293

INTEREST EXPENSE:
Deposits	30,267	20,397	58,596	38,179
Debt obligations and other	5,445	4,162	10,274	8,124
Total interest expense	35,712	24,559	68,870	46,303

Net interest income	45,542	43,637	90,223	84,990

PROVISION FOR LOAN LOSSES	3,990	2,815	7,922	5,271
Net interest income after provision
for loan losses	41,552	40,822	82,301	79,719

NONINTEREST INCOME:
Service charges on deposit accounts	1,187	1,103	2,292	2,134
Trust and wealth-management revenue	1,117	768	2,154	1,635
Fees from origination of non-portfolio
residential mortgage loans	1,305	1,440	2,612	2,729
Other	2,234	2,145	4,370	4,068
Total noninterest income	5,843	5,456	11,428	10,566

NONINTEREST EXPENSE:
Salaries and employee benefits	26,437	21,675	52,509	43,225
Occupancy	3,552	2,918	7,049	5,596
Equipment rent, depreciation and maintenance	2,590	2,047	5,232	4,013
Other	9,635	9,974	19,247	15,612
Total noninterest expense	42,214	36,614	84,037	68,446

Income before income taxes and minority interest	5,181	9,664	9,692	21,839

Income taxes	2,346	3,564	4,110	7,945
Income before minority interest	2,835	6,100	5,582	13,894

Minority interest in net losses
of consolidated subsidiaries	3,463	4,167	6,987	6,326

NET INCOME	$6,298	$10,267	$12,569	$20,220

NET INCOME PER SHARE:
Basic	$0.37	$0.65	$0.75	$1.29

Diluted	$0.37	$0.63	$0.73	$1.24

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	June 30	December 31
	2007	2006
ASSETS

Cash and due from banks	$184,439	$169,753
Money market and interest-bearing deposits	9,389	37,204
Federal funds sold	216,633	141,913
Cash and cash equivalents	410,461	348,870
Loans held for sale	21,356	34,593
Investment securities:
Available for sale, carried at market value	15,377	18,904
Held for long-term investment, carried at
amortized cost which approximates market value	22,697	21,749
Total investment securities	38,074	40,653
Portfolio loans:
Commercial	3,398,448	3,103,125
Real estate mortgage	256,845	259,604
Installment	146,480	125,949
Total portfolio loans	3,801,773	3,488,678
Less allowance for loan losses	(49,349)	(45,414)
Net portfolio loans	3,752,424	3,443,264
Premises and equipment	56,869	54,295
Accrued interest income	18,249	17,524
Goodwill and other intangibles	70,539	62,215
Other assets	71,307	64,402

TOTAL ASSETS	$4,439,279	$4,065,816

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$638,173	$651,253
Interest-bearing	2,885,173	2,607,232
Total deposits	3,523,346	3,258,485
Debt obligations:
Notes payable and short-term borrowings	219,934	191,154
Subordinated debentures	156,082	101,035
Total debt obligations	376,016	292,189
Accrued interest on deposits and other liabilities	27,932	26,751
Total liabilities	3,927,294	3,577,425

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	124,068	126,512

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2007 - 17,255,622 shares
2006 - 16,656,481 shares	271,292	249,244
Retained earnings	116,804	112,779
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income/loss)	(179)	(144)
Total stockholders' equity	387,917	361,879

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,439,279	$4,065,816

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2007	2006	2007	2006
Allowance for loan losses at beginning of period	$47,052	$41,600	$45,414	$40,559

Loans charged-off:
Commercial	(1,662)	(1,402)	(4,106)	(3,120)
Real estate mortgage	(296)	(23)	(296)	(48)
Installment	(110)	(121)	(303)	(233)
Total charge-offs	(2,068)	(1,546)	(4,705)	(3,401)
Recoveries:
Commercial	325	342	567	695
Real estate mortgage	2	--	3	1
Installment	48	100	148	186
Total recoveries	375	442	718	882
Net charge-offs	(1,693)	(1,104)	(3,987)	(2,519)
Additions to allowance charged to expense	3,990	2,815	7,922	5,271

Allowance for loan losses at June 30	$49,349	$43,311	$49,349	$43,311

Average total portfolio loans for period ended June 30	$3,708,267	$3,121,206	$3,633,402	$3,066,333

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.18%	0.14%	0.22%	0.16%

ASSET QUALITY (in thousands):

	June 30	Dec 31
	2007	2006
Nonaccrual loans:
Commercial	$35,261	$25,219
Real estate mortgage	3,475	3,609
Installment	1,363	898
Total nonaccrual loans	40,099	29,726

Past due (>90 days) loans:
Commercial	1,352	3,860
Real estate mortgage	230	523
Installment	40	165
Total past due loans	1,622	4,548

Total nonperforming loans	$41,721	$34,274

Real estate owned and other repossessed assets	10,087	9,478

Total nonperforming assets	$51,808	$43,752

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006

Numerator—net income for the period	$6,298	$10,267	$12,569	$20,220

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	16,961	15,706	16,829	15,674

Effect of dilutive securities:
Unvested restricted shares	15	56	42	56
Stock options	208	650	351	625
Total effect of dilutive securities	223	706	393	681
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,184	16,412	17,222	16,355

Number of antidilutive stock options excluded from diluted earnings per share computation	1,063	--	368	--

AVERAGE BALANCES (in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006

Portfolio loans	$3,708,267	$3,121,206	$3,633,402	$3,066,333
Earning assets	4,017,948	3,378,217	3,926,022	3,323,078
Total assets	4,328,592	3,625,174	4,233,762	3,569,638
Deposits	3,433,081	2,927,890	3,378,825	2,877,424
Stockholders’ equity	385,129	315,080	378,217	310,850

Capitol Bancorp’s National Network of Community Banks
Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Western Regions
Southwest Region:
1st Commerce Bank	Las Vegas, Nevada
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank – Dallas LPO	Dallas, Texas
Sunrise Bank – Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
Issaquah Community Bank	Issaquah, Washington